Exhibit 99.1
Zayo Group, LLC Reports Financial Results for the First Fiscal Quarter Ended September 30, 2010
First fiscal quarter Adjusted EBITDA of $26.8 million on revenue of $68.6 million, representing $107.0 million and $274.3 million of annualized Adjusted EBITDA and revenue, respectively.
Net earnings for the first fiscal quarter of ($0.3) million.
LOUISVILLE, Colo., November 12, 2010 – Zayo Group, LLC (“Zayo Group” or “Zayo” or “the Company”), a leading provider of bandwidth infrastructure and network-neutral colocation and interconnection services, announced results for the three months ended on September 30, 2010. Zayo Group consists of four business units which are reportable segments: Zayo Bandwidth, Zayo Enterprise Networks, Zayo Colocation and Zayo Fiber Solutions.
The Company’s revenue and Adjusted EBITDA improved over the prior quarter and prior fiscal year largely as a result of acquisitions, organic growth, benefits of operating leverage, successful integration of acquired businesses and the realization of cost savings.
Financial Highlights
Zayo generated revenue of $68.6 million, representing a $7.2 million or 47% annualized sequential quarter growth. Revenue growth was driven by the acquisition of AGL Networks on July 1, 2010 and positive net installations for the period as new monthly recurring revenue installed exceeded the disconnection (or “churn”) of monthly recurring revenue during the quarter.
Gross profit for the quarter increased $7.1 million from the previous quarter reaching $48.7 million for a gross profit percentage of 71%.
Adjusted EBITDA was $26.8 million, which was $3.4 million higher than the prior quarter, or a 58% annualized increase.
Net earnings were ($0.3) million for the first quarter. Excluding $9.6 million of certain unusual items recognized in the previous quarter, net earnings would have increased by $3.7 million over the prior quarter.
Revenue increased $23.1 million and Adjusted EBITDA increased $11.9 million over the first quarter of 2009 as a result of organic growth, the acquisition of FiberNet, Inc. (“FiberNet”), which closed in September 2009, and the acquisition of AGL Networks. Net earnings decreased by $1.9 million from the first quarter of 2009.
For the quarter ended September 30, 2010, Zayo Group invested $21.4 million in net purchases of property and equipment.
The company ended the quarter with $154.2 million in cash and no amount outstanding on its $100 million revolving credit facility.

Recent Developments
On October 1, 2010, the Company completed the previously announced acquisition of American Fiber Systems Holding Corp. (“American Fiber Systems”). The acquisition’s purchase price of $114.5 million was comprised of a $4.5 million unsecured promissory note to the seller due in 2012 and $110 million in cash, funded primarily by $35 million in contributions from equity sponsors and a $100 million senior note offering. American Fiber Systems’ assets consisted of approximately 1,200 route miles of fiber network across nine metropolitan markets: Atlanta, Georgia, Boise, Idaho, Cleveland, Ohio, Kansas City, Missouri, Las Vegas, Nevada, Minneapolis, Minnesota, Nashville, Tennessee, Reno, Nevada and Salt Lake City, Utah.

First Quarter Financial Results
Three Months Ended September 30, 2010 and June 30, 2010
Figure 1.0
Zayo Group Summary Results
($ in millions)

	Three months ended
	September 30,	June 30,
	2010	2010
Revenue	$68.6	$61.4
Annualized revenue growth	47%
Gross profit	48.7	41.6
Gross profit %	71%	68%
Operating income	9.1	6.5
Earnings from continuing operations before taxes	2.7	8.6
Provision for income taxes	3.0	3.2
Loss from discontinued operations, net of income taxes	—	0.2

Net earnings	$(0.3)	$5.6

Adjusted EBITDA	26.8	23.3
Purchases of property and equipment	21.4	21.6

Unlevered free cash flow	$5.4	$1.7

Annualized EBITDA growth	60%
Adjusted EBITDA margin	39%	37%
Revenue growth was driven by the acquisition of AGL Networks on July 1, 2010, and positive net installations for the period as new monthly recurring revenue installed exceeded the disconnection (or “churn”) of monthly recurring revenue during the quarter.
The Company’s gross profit percentage and Adjusted EBITDA margin percentage improved 3 and 2 percentage points, respectively. The improvement in these operating measures reflects the inclusion of the AGL Networks business, which historically operated at a higher profitability than the Company. Further impacting these measures was the Company’s continued trend of installing higher margin revenue than the churned revenue.
The Company’s net earnings as compared to the prior quarter were impacted by certain unusual items in the prior period. Fourth quarter net earnings reflected a $9.1 million gain on bargain purchase associated with the FiberNet acquisition and a $0.5 million gain from a legal settlement. Excluding these gains, net earnings would have increased by $3.7 million.

Three Months Ended September 30, 2010 and September 30, 2009
Figure 1.1
Zayo Group Summary Results
($ in millions)

	Three months ended
	September 30,	September 30,
	2010	2009
Revenue	$68.6	$45.5
Revenue growth	51%
Gross profit	48.7	31.1
Gross profit %	71%	68%
Operating income	9.1	4.3
Earnings from continuing operations before taxes	2.7	0.7
Provision for income taxes	3.0	0.7
Earnings from discontinued operations, net of income taxes	—	1.5

Net earnings	$(0.3)	$1.6

Adjusted EBITDA	26.8	14.9
Purchases of property and equipment	21.4	11.7

Unlevered free cash flow	$5.4	$3.2

EBITDA growth	80%
Adjusted EBITDA margin	39%	33%
Revenue increased $23.1 million over the first quarter of 2010 as a result of organic growth and the acquisitions of both FiberNet and AGL Networks.
Gross profit increased $17.6 million over the first quarter of fiscal year 2010, again as the result of the organic revenue growth and the acquisitions of FiberNet and AGL Networks. Gross profit percentage for the quarter ended September 30, 2010 was approximately 3 percentage points above the same period last year, principally due to the acquisition and integration of AGL Networks.
As compared to the first quarter of 2009, Adjusted EBITDA increased $11.9 million, again due to both high margin organic growth and the Adjusted EBITDA contribution from the FiberNet and AGL Networks acquisitions.
Net earnings decreased by $1.9 million on a year over year basis due to increases in interest expense and the provision for income taxes, partially offset by higher operating income.

Conference Call
Zayo Group will hold a conference call to report fiscal year first quarter 2011 results at 11:00 a.m. EST, November 12, 2010. The dial in number for the call is (866) 596-7781, and the conference ID is 24565499. A live webcast of the call can also be found on the investor relations page of Zayo’s website at investor.zayo.com or can be accessed directly at http://www.talkpoint.com/viewer/starthere.asp?pres=133250. During the call the company will review an earnings supplement presentation that summarizes the financial results of the quarter.
About Zayo Group
Based in Louisville, Colo., privately owned Zayo Group (www.zayo.com) is a provider of bandwidth infrastructure and network-neutral colocation and interconnection services. Zayo provides its infrastructure services over its regional, metro fiber and fiber to the tower networks that span 153 markets and 30 states plus the District of Columbia. Zayo Group is organized into four distinct business units: Zayo Bandwidth, Zayo Fiber Solutions, Zayo Enterprise Networks and zColo.
Non-GAAP Financial Measures
The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and Unlevered Free Cash Flow. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity.
“Adjusted EBITDA” is defined as EBITDA adjusted to exclude transaction costs, stock-based compensation, and certain non-cash and non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance and liquidity, and these financial measures are among the primary measures used by management for planning and forecasting of future periods. The Company believes Adjusted EBITDA is especially important in a capital-intensive industry such as telecommunications. The Company further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:
•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
•	does not reflect changes in, or cash requirements for, our working capital needs;
•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.
Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of the business or as measures of liquidity.
In addition to Adjusted EBITDA, management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Gross profit, defined as revenue less operating costs, excluding depreciation and amortization, is used by management to assess the profitability prior to selling, general and administrative expenses, stock-based compensation and depreciation and amortization.
Forward Looking Statements
Statements made in this press release and the upcoming conference call that are not historical in nature constitute forward-looking statements. We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Consolidated Financial Information

Zayo Group
Consolidated Statements of Operations (Unaudited)
Figure 1.2

($ in thousands)

	Three months ended September 30,
	2010	2009
Revenue	$68,578	$45,502
Operating costs and expenses
Operating costs, excluding depreciation and amortization	19,861	14,426
Selling, general and administrative expenses	21,965	16,850
Stock-based compensation	5,153	852
Depreciation and amortization	12,455	9,061

Total operating costs and expenses	59,434	41,189

Operating income	9,144	4,313

Operating income/(expense)
Interest expense	(6,257)	(3,570)
Other (expense)/income, net	(161)	5

Total other expense, net	(6,418)	(3,565)

(Loss)/earnings from continuing operations before income taxes	2,726	748
Provision for income taxes	2,998	651

Earnings from continuing operations	(272)	97

Earnings from discontinued operations, net of tax	—	1,501

Net (loss)/earnings	$(272)	$1,598

Zayo Group
Consolidated Balance Sheets
Figure 1.3

($ in thousands)

	September 30,	June 30,
	2010	2010
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$154,222	$89,161
Restricted cash, current	549	809
Trade receivables, net of allowance of $1,033 and $1,093 as of September 30, 2010 and June 30, 2010, respectively	17,004	12,721
Due from related parties	—	871
Other receivables	250	348
Prepaid expenses	6,500	5,144
Deferred income taxes	3,621	4,060

Total current assets	182,146	113,114

Property and equipment, net of accumulated depreciation of $66,943 and $57,425 as of September 30, 2010 and June 30,2010, respectively	410,204	301,911
Intangible assets, net of accumulated amortization of $31,157 and $28,222 as of September 30, 2010 and June, 2010, respectively	60,349	59,851
Goodwill	68,818	68,751
Deferred income taxes	6,333	7,050
Debt issuance costs, net	12,430	9,560
Other assets	4,380	4,144

Total assets	$744,660	$564,381

Liabilities and member’s equity
Current liabilities
Accounts payable	$15,825	$10,502
Accrued liabilities	16,578	18,349
Accrued interest	1,625	7,794
Capital lease obligations, current portion	1,340	1,673
Due to related parties	13,544	—
Deferred revenue, current portion	11,439	8,146

Total current liabilities	60,351	46,464

Capital lease obligations, net of current portion	10,881	11,033
Senior secured notes	350,166	247,080
Deferred revenue, net of current portion	45,540	22,648
Stock-based compensation liability	26,510	21,623
Other long term liabilities	2,216	2,397

Total liabilities	495,664	351,245

Member’s equity
Member’s interest	253,261	217,129
Accumulated deficit	(4,265)	(3,993)

Total member’s equity	248,996	213,136

Total liabilities and member’s equity	$744,660	$564,381

Zayo Group
Consolidated Statements of Cash Flows (Unaudited)
Figure 1.4

($ in thousands)

	Three months ended September 30,
	2010	2009
Cash flows from operating activities:
Net (loss)/earnings	$(272)	$1,598
Earnings from discontinued operations	—	1,501

Net (loss)/earnings from continuing operations	(272)	97
Adjustments to reconcile net earnings/(loss) to net cash provided by operating activities
Depreciation and amortization	12,455	9,061
Bad debt expense	146	138
Amortization of deferred financing costs and discount on debt	558	351
Accretion of premium on debt	(23)	—
Stock-based compensation	5,153	852
Unrealized loss on interest rate swap	—	490
Deferred taxes	2,481	562

Changes in operating assets and liabilities, net of acquisitions
Receivables	(2,126)	(1,411)
Prepaid expenses	(751)	1,134
Other assets	815	(912)
Accounts payable and accrued liabilities	(6,760)	(2,480)
Payables to related parties	430	—
Deferred revenues	396	774
Other liabilities	(761)	(1,627)

Net cash provided by operating activities	11,741	7,029

Cash flows from investing activities:
Purchases of property and equipment	(21,651)	(11,701)
Broadband stimulus grants received	250	—
Acquisition of AGL Networks, LLC, net of cash acquired	(73,666)	—
Acquisition of FiberNet Telecom Group, Inc., net of cash acquired	—	(96,571)

Net cash used in investing activities	(95,067)	(108,272)

Cash flows from financing activities:
Equity contributions	35,500	37,000
Advances from Communications Infrastructure Investments, LLC	13,026	—
Proceeds from borrowings	103,000	42,000
Principal repayments on debt obligations	—	(412)
Changes in restricted cash	790	(5,487)
Principal repayments on capital lease obligations	(610)	(480)
Deferred financing costs	(3,319)	(2,168)

Net cash providing by financing activities	148,387	70,453

Cash flows from discontinued operations:
Operating activities	—	3,871
Investing activities	—	(57)

Net cash provided by discontinued operations	—	3,814

Net increase/(decrease) in cash and cash equivalents	65,061	(26,976)
Cash and cash equivalents, beginning of period	89,161	38,781
(Increase) in cash and cash equivalents of discontinued operations	—	(120)

Cash and cash equivalents, end of period	$154,222	$11,685

Supplemental disclosure of cash flows information:
Cash paid for interest	15,214	3,898
Cash paid for income taxes	1,248	579

Zayo Group
Reconciliation of Non-GAAP Financial Measures
Figure 1.5

($ in millions)

	Three months ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Earnings/(loss) from continuing operations	$(0.3)	$5.4	$0.1
Interest expense	6.3	7.4	3.6
Income tax expense	3.0	3.2	0.6
Depreciation and amortization expense	12.4	10.9	9.1

EBITDA	21.4	27.9	13.4
Transaction costs	0.2	0.5	0.6
Gain on bargain purchase of FiberNet, Inc.	—	(9.1)	—
Stock-based compensation	5.2	5.0	0.9

Adjusted EBITDA	$26.8	$23.3	$14.9
Purchases of property and equipment	21.4	21.6	11.7

Unlevered Free Cash Flow, as defined	$5.4	$1.7	$3.2
Media Contact:
Julia Kendall
jkendall@zayo.com
1+303.381.3367
Investor Relations Contact:
Kristin Steele
ksteele@zayo.com
1+303.381.3276